EXHIBIT 21
APPLIED INDUSTRIAL TECHNOLOGIES, INC. FORM 10-K FOR
FISCAL YEAR ENDED JUNE 30, 2018
SUBSIDIARIES (as of June 30, 2018)

Name	Jurisdiction of Incorporation or Organization
* Air-Hydraulic Systems, Inc.	Minnesota

* Air Draulics Engineering Co.	Tennessee

AIT Canada, ULC	Nova Scotia

AIT Holding Corp.	Alberta

AIT International Inc.	Ohio

Applied Australia Holdings Pty Ltd.	Australia

Applied Canada Holdings, ULC	Nova Scotia

* Applied Fluid Power Holdings, LLC	Ohio

Applied Industrial Technologies - CA LLC	Delaware

Applied Industrial Technologies - Capital, Inc.	Delaware

Applied Industrial Technologies - Dixie, Inc.	Tennessee

Applied Industrial Technologies, LP	Ontario

Applied Industrial Technologies Limited	New Zealand

Applied Industrial Technologies - PA LLC	Pennsylvania

Applied Industrial Technologies - PACIFIC LLC	Delaware

Applied Industrial Technologies Canada, ULC	Nova Scotia

Applied Industrial Technologies Pty Ltd.	Australia

Applied Luxembourg, S.a.r.l.	Luxembourg

Applied Maintenance Supplies & Solutions, LLC	Ohio

* Applied México, S.A. de C.V. (97%-owned by subsidiaries of Applied Industrial Technologies, Inc.)	Mexico

Applied Mexico Holdings, S.A. de C.V.	Mexico

Applied Northern Holdings, ULC	Nova Scotia

Applied Nova Scotia Company	Nova Scotia

Applied US, L.P.	Delaware

Applied US Energy, Inc.	Ohio

* Atlantic Fasteners Co., LLC	Ohio

BER International, Inc.	Barbados
* Baro Controls, Inc.	Texas

* Baro Controls Golden Triangle, Inc.	Texas

* Baro Holdings, Inc.	Texas

* Baro Process Products, Inc.	Texas

* Basin Engine & Pump, Inc.	Texas

* Bay Advanced Technologies, LLC	Ohio

* Bay Advanced Technologies Singapore Pte. Ltd.	Singapore

Bearing Sales & Services Inc.	Washington

Bearings Pan American, Inc.	Ohio

* Carolina Fluid Components, LLC	Ohio

* Corrosion Fluid Products Corp.	Michigan

* DTS Fluid Power, LLC	Ohio

* Eads Distribution, LLC	Delaware

* ESI Acquisition Corporation (d/b/a Engineered Sales, Inc., ESI Power Hydraulics, and Applied Engineered Systems)	Ohio

* FCX Group GP, LLC	Delaware

* FCX Group Holdings, LP	Delaware

* FCX Holdings Corp.	Ohio

* FCX Intermediate Holdings, LLC	Delaware

* FCX Performance, Inc.	Ohio

* FCX Process Solutions, LLC	Ohio

* FCX-Eads Blocker 1, LLC	Delaware

* FCS-Eads Blocker 2 Corp	Delaware

* FCX USA, Inc.	Ohio

* FluidTech, LLC	Ohio

* HUB Industrial Supply, LLC	Ohio

* Hughes Machinery Company	Missouri

* HydroAir Hughes, LLC	Ohio

* HyQuip, LLC	Ohio

* Instrumentation Services, Inc.	Florida

* Integrated Plant Services, Inc.	Ohio

* IPS Flow Control Corporation	Ohio

* North Coast Instruments, Inc.	Ohio

* Power Plant Equipment Co.	Kansas

* Power Systems, LLC	Ohio

* Process Control Services, Inc.	Michigan

* Pump Energy Inc.	Delaware

* Pump Pros, Inc.	Ohio

* R. L. Stone Company,, Inc.	New York

* Rafael Benitez Carrillo Inc.	Puerto Rico

* Rodensa Mexico S.A. de C.V.	Mexico

* S. G. Morris Co., LLC	Ohio

* Seals Unlimited Holding Co., Inc.	Ontario

* Seals Unlimited (1976) Incorporated	Ontario

* Sentinel Fluid Controls, LLC	Ohio

* Spencer Fluid Power, Inc.	Ohio

* Texas Oilpatch Services, LLC	Ohio

* VYCMEX Mexico, S.A. de C.V.	Mexico
* Operating companies that do not conduct business under Applied Industrial Technologies trade name